Exhibit 99.1

May 19, 2021

Encision Reports Fourth Quarter Fiscal Year 2021 Results

Boulder, Colorado, May 19, 2021 -- Encision Inc. (PK:ECIA), a medical device company owning patented Active Electrode Monitoring (AEM®) Technology that prevents dangerous stray electrosurgical burns in minimally invasive surgery, today announced financial results for its fiscal 2021 fourth quarter that ended March 31, 2021.

The Company posted quarterly net revenue of $2.15 million for a quarterly net income of $116 thousand, or $0.01 per diluted share. These results compare to net revenue of $1.78 million for a quarterly net loss of $116 thousand, or $(0.01) per diluted share, in the year-ago quarter. Gross margin on net revenue was 54% in the fiscal 2021 fourth quarter and 53% in the fiscal 2020 fourth quarter.

The Company posted twelve months net revenue of $7.54 million for a twelve months net income of $585 thousand, or $0.05 per diluted share. Net income included $599 thousand of extinguishment of debt income. These results compare to net revenue of $7.67 million for a twelve months net loss of $198 thousand, or $(0.02) per diluted share, in the year-ago twelve months. Gross margin on net revenue was 52% in the fiscal 2021 and fiscal 2020 twelve months.

“Product revenue for our fourth quarter of fiscal 2021 had almost rebounded from pre-COVID surgical procedures levels and increased 8% from our fourth quarter of last year. Total revenue, which included service revenue, increased 21% from our fourth quarter of last year,” said Gregory Trudel, President and CEO of Encision Inc. “We continue to be positive as we assess how surgery rebounds from the pandemic. We continue to flex our channel strategy and tactics as we encounter varying degrees of access to our customers.”

“Service revenue for our fourth quarter of fiscal 2021 resulted from services performed under a Master Services Agreement with Auris Health, Inc. (“Auris Health”), a part of the Johnson & Johnson family of companies. Under the agreement, we are collaborating on the integration of AEM Technology into monopolar instrumentation produced by Auris Health for advanced surgical applications. This work is ongoing and is reported separately, as service revenue, in our Statement of Operations.”

“During the fiscal year, we began selling our AEM 2X enTouch® Scissors (“2X Scissors”). 2X Scissors bring new levels of performance and value to the surgical scissor market by combining the best in class performance of our enTouch Disposable Scissors with the economy of a multi-use device. 2X Scissors are a game-changing product that will have a significant impact on the disposable laparoscopic scissor market. Our enTouch Disposable Scissors have long been the surgeon preferred product because of their sharpness and micro-serrations. Our new 2X Scissors provide all those benefits at half the cost per use and reduce hospital waste and the impact on the environment as well. The new thermochromic technology integrated into 2X Scissors lets a hospital know when to replace the scissors with new ones and makes tracking their use simple and easy. Superior performance, superior value, easy to use, and easy on the environment – that’s what customers want in a disposable scissor. 2X Scissors work perfectly with hot AEM dissection and are also priced to be used for cold dissection. 2X Scissors will open new use segments for us and create an opportunity for customers to standardize on our entire portfolio of Active Electrode Monitoring (AEM®) products.”

“In February, we entered into an unsecured promissory note under the Paycheck Protection Program (“PPP”) for a principal amount of $533,118. Under the terms of the CARES Act, a PPP loan recipient may apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined based upon the use of loan proceeds for payroll costs, rent and utility costs, and the maintenance of employee and compensation levels. We expect that we will achieve the requirements for forgiveness of that note.”

Encision Inc. designs and markets a portfolio of high-performance surgical instrumentation that delivers advances in patient safety with AEM technology, surgical performance, and value to hospitals across a broad range of minimally invasive surgical procedures. Based in Boulder, Colorado, the company pioneered the development and deployment of Active Electrode Monitoring, AEM technology, to eliminate dangerous stray energy burns during minimally invasive procedures. For additional information about all our products, please visit www.encision.com.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this press release and elsewhere that look forward in time, which include everything other than historical information, involve risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, among others, its ability to develop new or enhanced products and have such products accepted in the market, its ability to increase net sales through the Company’s distribution channels, its ability to compete successfully against other manufacturers of surgical instruments, insufficient quantity of new account conversions, insufficient cash to fund operations, delay in developing new products and receiving FDA approval for such new products and other factors discussed in the Company’s filings with the Securities and Exchange Commission. Readers are encouraged to review the risk factors and other disclosures appearing in the Company’s Annual Report on Form 10-K for the year ended March 31 2020 and subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise.

CONTACT: Mala Ray, Encision Inc., 303-444-2600, mray@encision.com

Encision Inc.

Unaudited Condensed Statements of Operations

(in thousands, except per share information)

	Three Months Ended		Years Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Product revenue	$1,918	$1,778	$7,011	$7,670
Service revenue	231	—	527	—
Total revenue	2,149	1,778	7,538	7,670

Product cost of revenue	874	840	3,375	3,666
Service cost of revenue	108	—	258	—
Total cost of revenue	982	840	3,633	3,666

Gross profit	1,167	938	3,905	4,004
Operating expenses:
Sales and marketing	507	482	2,020	2,094
General and administrative	380	373	1,377	1,318
Research and development	126	181	569	748
Total operating expenses	1,013	1,036	3,966	4,160
Operating income (loss)	154	(98)	(61)	(156)
Interest expense, extinguishment of debt income and other income, net	(38)	(18)	646	(42)
Income (loss) before provision for income taxes	116	(116)	585	(198)
Provision for income taxes	—	—	—	—
Net income (loss)	$116	$(116)	$585	$(198)
Net income (loss) per share—basic and diluted	$0.01	$(0.01)	$0.05	$(0.02)
Weighted average number of basic shares	11,583	11,583	11,583	11,573
Weighted average number of diluted shares	11,832	11,583	11,768	11,573

Encision Inc.

Unaudited Condensed Balance Sheets

(in thousands)

	March 31, 2021	March 31, 2020
ASSETS
Cash	$1,474	$385
Accounts receivable, net	1,024	881
Inventories, net	1,446	1,626
Prepaid expenses and other assets	154	73
Total current assets	4,098	2,965
Equipment, net	266	207
Patents, net	213	228
Right of use asset	1,061	1,317
Other assets	21	20
Total assets	$5,659	$4,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$390	$445
Line of credit	—	370
Secured notes	20	—
Accrued compensation	182	219
Other accrued liabilities	282	96
Accrued lease liability	303	278
Total current liabilities	1,177	1,408
Secured notes	220	—
Accrued lease liability	927	1,145
Unsecured promissory note	533	—
Total liabilities	2,857	2,553
Common stock and additional paid-in capital	24,265	24,232
Accumulated (deficit)	(21,463)	(22,048)
Total shareholders’ equity	2,802	2,184
Total liabilities and shareholders’ equity	$5,659	$4,737

Encision Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Years Ended
	March 31, 2021	March 31, 2020
Operating activities:
Net income (loss)	$585	$(198)
Extinguishment of debt income	(599)	—
Adjustments to reconcile net loss to cash (used in) operating activities:
Depreciation and amortization	89	138
Share-based compensation expense	33	31
(Recovery from) provision for doubtful accounts, net	(23)	32
Provision for (recovery from) inventory obsolescence, net	31	(11)
Other income from release of accounts payable	(56)	—
Changes in operating assets and liabilities:
Right of use asset, net	63	31
Accounts receivable	(120)	96
Inventories	150	(142)
Prepaid expenses and other assets	(83)	36
Accounts payable	1	(134)
Accrued compensation and other accrued liabilities	149	(108)
Net cash provided by (used in) operating activities	220	(229)

Investing activities:
Acquisition of property and equipment	(30)	(48)
Patent costs	(15)	(6)
Net cash (used in) investing activities	(45)	(54)

Financing activities:
Paydown of credit facility, net change	(371)	370
Proceeds from secured notes	153	—
Proceeds from PPP loans	1,132	—
Net cash generated by financing activities	914	370

Net increase in cash	1,089	87
Cash, beginning of period	385	298
Cash, end of period	$1,474	$385